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Filed Pursuant to Rule 424(b)(3)
Registration Number 333-122259

$70,000,000 Aggregate Amount

Option Care, Inc.

Debt Securities
Common Stock

Selling Stockholder
2,000,000 shares of Common Stock

        By this prospectus, we may offer from time to time, separately or together, in one series or more series, up to an aggregate of $70,000,000 of our securities, and the selling stockholder may offer from time to time up to 2,000,000 shares of our common stock. We will not receive any proceeds from the sale of common stock by the selling stockholder. We will provide specific terms of the securities, including the offering prices, in supplements to this prospectus. The supplements may also add, update or change information contained in this prospectus. You should read this prospectus and the prospectus supplement relating to the specific issue of securities carefully before you invest.

        Our common stock is listed on the Nasdaq National Market under the symbol "OPTN".

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 7, 2005.

ABOUT THIS PROSPECTUS

        Unless otherwise indicated or unless the context requires otherwise, all references in this prospectus to "our company", "we", "our", "us" or similar references mean Option Care, Inc.

        This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, utilizing a "shelf" registration process. Under this shelf process, we may, from time to time, sell the securities or combinations of the securities described in this prospectus in one or more offerings with a maximum aggregate offering price of up to $70,000,000. This prospectus provides you with a general description of the securities that we may offer. In addition, the selling stockholder may sell up to 2,000,000 shares of common stock in one or more offerings. Each time we or the selling stockholder offers securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading "Where You Can Find More Information."

        We may use this prospectus to offer from time to time the following securities: debt securities, in one or more series, consisting of notes, debentures or other evidence of indebtedness, and common stock. The selling stockholder may use this prospectus to offer from time to time common stock. In this prospectus, we sometimes refer to the debt securities and common stock, including the common stock that may be offered by the selling stockholder, collectively as the securities.

        You should rely only on the information contained or incorporated by reference in this prospectus and in any supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should assume that the information appearing in this prospectus and the accompanying prospectus supplement is accurate as of the date on their respective covers, regardless of time of delivery of this prospectus or any supplement or any sale of securities. Our business, financial condition, results of operations and prospects may have changed since those dates.

        No action is being taken in any jurisdiction outside the United States to permit a public offering of the securities or possession or distribution of this prospectus or any supplement to this prospectus in that jurisdiction. Persons who come into possession of this prospectus or any supplement to this prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this offering and the distribution of this prospectus or any supplement to this prospectus applicable to that jurisdiction.

FORWARD-LOOKING STATEMENTS

        The following is a "safe harbor" statement under the Private Securities Litigation Reform Act of 1995. This prospectus contains forward-looking statements within the meaning of section 27A of the Securities Act of 1933 and section 21E of the Securities Exchange Act of 1934. We may also make written forward-looking statements in our periodic reports to the SEC, in our press releases and other written materials and in oral statements made by our officers, directors or employees to third parties. Forward-looking statements give our current expectations of forecasts of future events. All statements other than statements of current or historical fact contained in this registration statement, including statements regarding our future financial position, business strategy, budgets, projected costs and plans and objectives of management for future operations, are forward-looking statements. The words "anticipate," "believe," "continue," "estimate," "expect," "intend," "may," "plan," "will," and similar expressions, as they relate to us, are intended to identify forward-looking statements. These risks and uncertainties include, but are not limited to:

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  the risk factors set forth in our Current Report on Form 8-K filed on October 26, 2004;

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  government and regulatory policies (including federal, state and local efforts to reform the delivery of and payment for healthcare services);

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  sales and renewals of our franchises;

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  technological developments and changes in the competitive environment in which we operate;

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  our ability to grow through acquisitions and development;

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  the pricing and availability of equipment and services;

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  uncertainties affecting our businesses and our franchises and relating to acquisitions (including continuing obligations with respect to completed acquisitions); and

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  general economic conditions (including economic conditions affecting the healthcare industry in particular).

        Because we are unable to control or predict many factors that will determine our future performance including financial results, forward-looking statements are not guarantees of future performance. We base these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. Our forward-looking statements can be affected by inaccurate assumptions or by known or unknown risks, uncertainties and assumptions. Our future results may differ materially from those expressed in the forward-looking statements contained in this prospectus and in the information incorporated by reference in this prospectus. See "Where You Can Find More Information." We caution you that a number of important factors could cause actual results to differ materially from those contained in any forward-looking statement.

        Our management believes these forward-looking statements are reasonable. However, because these statements are based on current expectations, you should not place undue reliance on these forward-looking statements. Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update publicly any of them in light of new information or future events.

OPTION CARE, INC.

        We provide pharmacy services to patients on behalf of managed care organizations and other third party payors. We contract with payors to provide specialty pharmacy services, infusion pharmacy and other related healthcare services to patients at home or at other alternate-site settings, such as physicians' offices or infusion suites at our pharmacy locations. Our services are provided through our national network of company-owned and franchise-owned pharmacies.

        We have three service lines: specialty pharmacy services, infusion and related healthcare services, and other. Specialty pharmacy services involve the distribution of injectible and infused pharmaceuticals to treat a wide range of chronic health conditions. The pharmaceuticals can be directly distributed to the patient's home or to their physician's office for in-office administration. These pharmaceuticals may require refrigeration during shipping as well as special handling to prevent potency degradation. Patients receiving treatment usually require special counseling and education regarding their condition and treatment program. Infusion and related services primarily involves the intravenous administration of medications at the patient's home or other non-hospital site such as one of our infusion suites. Infusion pharmacy services treat a wide range of acute and chronic health conditions, including infections, dehydration, cancer, pain and nutritional deficiencies. All of our company-owned pharmacies provide infusion therapies. Some of these pharmacies also provide related healthcare services, such as home health nursing, home hospice services, respiratory therapy services and durable medical equipment. Other revenue consists of royalties and other fees generated from our franchised pharmacy network and the software licensing and support revenue generated by our subsidiary, Management By Information, Inc.

        Our principal executive offices are located at 485 Half Day Road, Suite 300, Buffalo Grove, Illinois 60089. Our telephone number is (847) 465-2100.

USE OF PROCEEDS

        Unless otherwise indicated in the applicable prospectus supplement, we expect to use the net proceeds from the sale of any securities offered by this prospectus for some or all of the following purposes:

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  capital expenditures;

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  additional working capital;

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  acquisitions; and

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  other general corporate purposes.

        Pending such uses, we anticipate that we will invest the net proceeds in interest-bearing instruments or other investment-grade securities or use the net proceeds to reduce our short-term indebtedness.

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES

        The following table sets forth our historical ratio of earnings to fixed charges for the five years ended December 31, 2003 and for the nine months ended September 30, 2004. For the purpose of calculating the ratio of earnings to fixed charges, "earnings" consists of income from continuing operations plus fixed charges, excluding capitalized interest and minority interest of the pre-tax income of certain subsidiaries, and "fixed charges" consist of interest, whether expensed or capitalized, amortization of debt issuance costs and the estimated portion of rental expense deemed to be equivalent to interest.

Year Ended December 31,					Nine Months Ended September 30, 2004
1999	2000	2001	2002	2003
5.67x	8.07x	8.44x	18.39x	10.71x	24.14x

DESCRIPTION OF CAPITAL STOCK

        The following description of our capital stock summarizes general terms and provisions that apply to the capital stock. Since this is only a summary it does not contain all of the information that may be important to you. The summary is subject to and qualified in its entirety by reference to our certificate of incorporation and by-laws, which are filed as exhibits to the registration statement of which this prospectus is a part and incorporated by reference into this prospectus. See "Where You Can Find More Information."

General

        Our certificate of incorporation provides us with the authority to issue 60,000,000 shares of common stock, $.01 par value per share, and 30,000,000 shares of preferred stock, $.01 par value per share. We will disclose in an applicable prospectus supplement the number of shares of our common stock then outstanding. As of the date of this prospectus, no shares of our preferred stock were outstanding.

Our Common Stock

        Dividends.    Each share of our common stock is entitled to dividends if, as and when dividends are declared by our board of directors and paid. Under Delaware corporate law, we may declare and pay dividends only out of our surplus, or in case there is no such surplus, out of our net profits for the fiscal year in which the dividend is declared and/or the preceding year. We may not declare dividends, however, if our capital has been diminished by depreciation, losses or otherwise to an amount less than the aggregate amount of capital represented by any issued and outstanding stock having a preference on distribution. We will pay any dividend so declared and payable in cash, capital stock or other property equally, share for share, on our common stock.

        Voting Rights.    Each share of our common stock is entitled to one vote on all matters.

        Liquidation Rights.    In the event of our liquidation, dissolution or winding up, holders of the shares of our common stock are entitled to share equally, share for share, in the assets available for distribution, subject to any liquidation preference on any outstanding shares of our preferred stock.

        Other.    No stockholder of our common stock has preemptive or other rights to subscribe for additional shares of our common stock.

Our Preferred Stock

        We will issue our preferred stock from time to time in one or more series as determined by our board of directors. Our board of directors is authorized to issue the shares of our preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions thereof, including dividend rights, dividend rates, conversion rights, voting rights, terms of redemption, redemption prices, liquidation preferences and the number of shares constituting any series or the designation of such series, without further vote or action by the stockholders. The issuance of our preferred stock may have the effect of delaying, deferring or preventing a change in control of our company without further action by the stockholders and may adversely affect the voting and other rights of the holders of our common stock, including the loss of voting control to others.

Anti-Takeover Effect of Our Certificate of Incorporation and By-Laws

        Election of the Board of Directors.    Our certificate of incorporation and bylaws provide that our board of directors is divided into three classes of directors, with the classes as nearly equal in number as possible. As a result, approximately one-third of our board of directors is elected each year. This classification of the board of directors will make it more difficult for an acquirer or for other stockholders to change the composition of our board of directors. Our certificate of incorporation also provides that a director may be removed only for cause by vote of the holders of a majority of the voting power of our outstanding voting shares. In addition, the bylaws provide that any vacancies in our board of directors will be filled by our board of directors. If the remaining directors do not constitute a quorum, our bylaws permit the vacancy to be filled by the affirmative vote of a majority of the remaining directors, though less than a quorum.

        Stockholder Advance Notice Procedure.    Our bylaws establish an advance notice procedure for stockholders to make nominations of candidates for election as directors or to bring other business before an annual meeting of the stockholders. The stockholder notice procedure provides that only persons who are nominated by the board of directors, or a duly authorized board committee, or by a stockholder who has given timely written notice to the secretary of our company before the meeting at which directors are to be elected, will be eligible for election as directors. This notice is required to include specified information about the stockholder and each proposed director nominee and information regarding each proposed nominee that would be required to be included in a proxy statement filed under SEC Rules and Regulations. The stockholder notice procedure provides that the only business that may be conducted at an annual meeting is business which has been brought before the meeting by, or at the direction of, the board of directors or by a stockholder who has given timely written notice to the secretary of our company. This notice is required to include a brief description of the business desired to be brought before the meeting and specified information about the stockholder and the stockholder's ownership of our capital stock.

Delaware Anti-Takeover Law

        As a Delaware corporation, we are subject to Section 203 of the Delaware General Corporation Law. Section 203 provides that, in general and subject to the exceptions specified in that section, a corporation may not engage in any business combination with any interested stockholder, as defined, for a three-year period following the time that such stockholder became an interested stockholder unless:

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  prior to that time, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

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  upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced (excluding certain shares); or

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  at or subsequent to that time, the business combination is approved by the board of directors of the corporation and authorized at an annual or special meeting of stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock of the corporation that is not owned by the interested stockholder.

        Subject to exceptions specified in Section 203 of the Delaware General Corporation Law, an "interested stockholder" is defined, in general, to include:

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  any person that is the owner of 15% or more of the outstanding voting stock of the corporation, or is an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation at any time within the three-year period immediately prior to the date on which it is sought to be determined whether that person is an interested stockholder; and

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  the affiliates and associates of any person described in the preceding bullet point.

        Section 203 of the Delaware General Corporation Law may make it more difficult for a person who would be an interested stockholder to effect various business combinations with us.

DESCRIPTION OF THE DEBT SECURITIES

        The following description of the terms of the debt securities sets forth general terms that may apply to the debt securities and provisions of the indentures that will govern the debt securities, and it is not complete. We will describe the particular terms of any debt securities in the prospectus supplement relating to those debt securities.

        The debt securities will be either our senior debt securities or our subordinated debt securities. The senior debt securities and the subordinated debt securities will be issued under one or more indentures between us and a U.S. banking institution selected by us as trustee. Senior debt securities will be issued under a "senior indenture" and subordinated debt securities will be issued under a "subordinated indenture." Collectively, the senior indenture and the subordinated indenture are called "indentures."

        The following is a summary of some provisions of the indentures. The indentures are incorporated by reference into this prospectus. See "Where You Can Find More Information." The following summary does not purport to be complete, and is subject to, and qualified in its entirety by reference to, all of the provisions of each indenture. Copies of the entire indentures are exhibits to the registration statement of which this prospectus is a part. We encourage you to read our indentures because the applicable indenture, and not this description, sets forth your rights as a holder of our debt securities. We will describe the particular terms of any debt securities in the prospectus supplement relating to those debt securities. Parenthetical section references under this heading are references to sections to each of the indentures unless we indicate otherwise.

General Terms

        Neither indenture limits the amount of debt securities that we may issue. (Section 301). Each indenture provides that debt securities may be issued up to the principal amount authorized by us from time to time. The senior debt securities will be unsecured and will have the same rank as all of our other unsecured and unsubordinated debt. The subordinated debt securities will be unsecured and will be subordinated to all senior indebtedness as set forth below. None of our subsidiaries will have any obligations with respect to the debt securities. Therefore, our rights and the rights of our creditors, including holders of senior debt securities and subordinated debt securities, to participate in the assets of any subsidiary will be subject to the prior claims of the creditors of our subsidiaries.

        We may issue the debt securities in one or more separate series of senior debt securities and/or subordinated debt securities. (Section 301). The prospectus supplement relating to the particular series of debt securities being offered will specify the particular amounts, prices and terms of those debt securities. These terms may include:

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  the title of the debt securities and the series in which the debt securities will be included;

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  the authorized denominations and aggregate principal amount of the debt securities;

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  the date or dates on which the principal and premium, if any, are payable;

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  the rate or rates per annum at which the debt securities will bear interest, if there is any interest, or the method or methods of calculating interest and the date from which interest will accrue;

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  the place or places where the principal of and any premium and interest on the debt securities will be payable;

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  the dates on which the interest will be payable and the corresponding record dates;

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  the period or periods within which, the price or prices at which, and the terms and conditions on which, the debt securities may be redeemed, in whole or in part, at our option;

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  any obligation to redeem, repay or purchase debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder;

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  the portion of the principal amount of the debt securities payable upon declaration of the acceleration of the maturity of the debt securities;

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  the person to whom any interest on any debt security will be payable if other than the person in whose name the debt security is registered on the applicable record date;

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  any events of default, covenants or warranties applicable to the debt securities;

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  if applicable, provisions related to the issuance of debt securities in book-entry form;

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  the currency, currencies or composite currency of denomination of the debt securities;

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  the currency, currencies or composite currencies in which payments on the debt securities will be payable and whether the holder may elect payment to be made in a different currency;

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  whether and under what conditions we will pay additional amounts to holders of the debt securities;

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  the terms and conditions of any conversion or exchange provisions in respect of the debt securities;

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  the terms pursuant to which our obligation under the indenture may be terminated through the deposit of money or government obligations;

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  whether the debt securities will be subordinated in right of payment to senior indebtedness and the terms of any such subordination; and

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  any other specific terms of the debt securities not inconsistent with the applicable indenture. (Section 301).

        Unless otherwise specified in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange.

        Unless the applicable prospectus supplement specifies otherwise, we will issue the debt securities in fully registered form without coupons. If we issue debt securities of any series in bearer form, the applicable prospectus supplement will describe the special restrictions and considerations, including special offering restrictions and special federal income tax considerations, applicable to those debt securities and to payment on and transfer and exchange of those debt securities.

U.S. Federal Income Tax Considerations

        We may issue the debt securities as original issue discount securities, bearing no interest or bearing interest at a rate, which, at the time of issuance, is below market rates, to be sold at a substantial discount below their principal amount. We will describe some special U.S. federal income tax and other considerations applicable to any debt securities that are issued as original issue discount securities in the applicable prospectus supplement. We encourage you to consult with your own competent tax and financial advisors on these important matters.

Payment, Registration, Transfer and Exchange

        Subject to any applicable laws or regulations, we will make payments on the debt securities at a designated office or agency, unless otherwise set forth in the applicable prospectus supplement. At our option, however, we may also make interest payments on the debt securities in registered form:

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  by checks mailed to the persons entitled to interest payments at their registered addresses; or

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  by wire transfer to an account maintained by the person entitled to interest payments as specified in the security register.

        Unless the applicable prospectus supplement otherwise indicates, we will pay any installment of interest on debt securities in registered form to the person in whose name the debt security is registered at the close of business on the regular record date for that installment of interest. (Section 307). If a holder wishes to receive payment by wire transfer, the holder should provide the paying agent with written wire transfer instructions at least 15 days prior to the payment date.

        Unless otherwise set forth in the applicable prospectus supplement, debt securities issued in registered form will be transferable or exchangeable at the agency we may designate from time to time. Debt securities may be transferred or exchanged without service charge, other than any tax or other governmental charge imposed in connection with the transfer or exchange. (Section 305).

Book-Entry Procedures

        The applicable prospectus supplement for each series of debt securities will state whether those debt securities will be subject to the following provisions.

        Unless debt securities in physical form are issued, the debt securities will be represented by one or more fully-registered global certificates, in denominations of $1,000 or any integral multiple of $1,000. Each global certificate will be deposited with, or on behalf of, The Depository Trust Company (DTC), and registered in its name or in the name of Cede & Co. or other nominee of DTC. No holder of debt securities initially issued as a global certificate will be entitled to receive a certificate in physical form, except as set forth below.

        DTC has advised us that:

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  DTC is:

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  a "banking organization" within the meaning of the New York banking law;

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  a limited purpose trust company organized under the New York banking law;

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  a member of the Federal Reserve System;

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  a "clearing corporation" within the meaning of the New York Uniform Commercial Code; and

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  a "clearing agency" registered pursuant to Section 17A of the Exchange Act.

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  DTC holds securities for DTC participants and facilitates the settlement of securities transactions between DTC participants through electronic book-entry transfers, thereby eliminating the need for physical movement of certificates.

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  DTC participants include securities brokers and dealers, banks, trust companies and clearing corporations.

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  Access to DTC's book-entry system is also available to others, such as banks, brokers, dealers and trust companies and clearing corporations that clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly.

        Holders that are not DTC participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, the debt securities may do so only through DTC participants. In addition, holders of the debt securities will receive all distributions of principal and interest from the trustee through DTC participants. Under the rules, regulations and procedures creating and affecting DTC and its operation, DTC is required to make book-entry transfers of debt securities among DTC participants on whose behalf it acts and to receive and transmit distributions of principal of, and interest on, the debt securities. Under the book-entry system, holders of debt securities may experience some delay in receipt of payments, since the trustee will forward such payments to Cede & Co., as nominee for DTC, and DTC, in turn, will forward the payments to the appropriate DTC participants.

        DTC participants will be responsible for distributions to holders of debt securities, which distributions will be made in accordance with customary industry practices. Although holders of debt securities will not have possession of the debt securities, the DTC rules provide a mechanism by which those holders will receive payments and will be able to transfer their interests. Although the DTC participants are expected to convey the rights represented by their interests in any global security to the related holders, because DTC can act only on behalf of DTC participants, the ability of holders of debt securities to pledge the debt securities to persons or entities that are not DTC participants or to otherwise act with respect to the debt securities may be limited due to the lack of physical certificates for the debt securities.

        Neither we nor the trustee under the applicable indenture nor any agent of either of them will be responsible or liable for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the debt securities or for supervising or reviewing any records relating to such beneficial ownership interests. Since the only "holder of debt securities," for purposes of the indenture, will be DTC or its nominee, the trustee will not recognize beneficial holders of debt securities as "holders of debt securities," and beneficial holders of debt securities will be permitted to exercise the rights of holders only indirectly through DTC and DTC participants. DTC has advised us that it will take any action permitted to be taken by a holder of debt securities under the indenture only at the direction of one or more DTC participants to whose accounts with DTC the related debt securities are credited.

        All payments we make to the trustee will be in immediately available funds and will be passed through to DTC in immediately available funds.

        Physical certificates will be issued to holders of a global security, or their nominees, if:

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  DTC advises the trustee in writing that DTC is no longer willing, able or eligible to discharge properly its responsibilities as depository and we are unable to locate a qualified successor; or

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  we decide in our sole discretion to terminate the book-entry system through DTC. (Section 305).

        In such event, the trustee under the applicable indenture will notify all holders of debt securities through DTC participants of the availability of such physical debt securities. Upon surrender by DTC of a definitive global note representing the debt securities and receipt of instructions for reregistration, the trustee will reissue the debt securities in physical form to holders or their nominees. (Section 305).

        Debt securities in physical form will be freely transferable and exchangeable at the office of the trustee upon compliance with the requirements set forth in the applicable indenture.

        No service charge will be imposed for any registration of transfer or exchange, but payment of a sum sufficient to cover any tax or other governmental charge may be required. (Section 305).

Consolidation, Merger or Sale by the Company

        Each indenture generally permits a consolidation or merger between us and another U.S. corporation. It also permits the sale or transfer by us of all or substantially all of our property and assets and the purchase by us of all or substantially all of the property and assets of another corporation. These transactions are permitted if:

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  the resulting or acquiring corporation, if other than us, assumes all of our responsibilities and liabilities under the indenture, including the payment of all amounts due on the debt securities and performance of the covenants in the indenture; and

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  immediately after the transaction, no event of default exists. (Section 801).

        Even though each indenture contains the provisions described above, we are not required by either indenture to comply with those provisions if we sell all of our property and assets to another U.S. corporation if, immediately after the sale, that corporation is one of our wholly-owned subsidiaries. (Section 803).

        If we consolidate or merge with or into any other corporation or sell all or substantially all of our assets according to the terms and conditions of each indenture, the resulting or acquiring corporation will be substituted for us in the indentures with the same effect as if it had been an original party to the indentures. As a result, the successor corporation may exercise our rights and powers under each indenture, in our name or in its own name and we will be released from all our liabilities and obligations under each indenture and under the debt securities. (Section 802).

Events of Default, Notice and Certain Rights on Default

        Unless otherwise stated in the applicable prospectus supplement, an "event of default," when used with respect to any series of debt securities, means any of the following:

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  failure to pay interest on any debt security of that series for 30 days after the payment is due;

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  failure to pay the principal of or any premium on any debt security of that series when due;

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  failure to deposit any sinking fund payment on debt securities of that series when due;

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  failure to perform any other covenant in the applicable indenture that applies to debt securities of that series for 90 days after we have received written notice of the failure to perform in the manner specified in the indenture;

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  default under any debt, including other series of debt securities, or under any mortgage, lien or other similar encumbrance, indenture or instrument, including the indentures, which secures any debt, and which results in acceleration of the maturity of an outstanding principal amount of debt greater than $50 million, unless the acceleration is rescinded, or the debt is discharged, within 10 days after we have received written notice of the default in the manner specified in the indenture;

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  certain events in bankruptcy, insolvency or reorganization; or

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  any other event of default that may be specified for the debt securities of that series when that series is created. (Section 501).

        If an event of default for any series of debt securities occurs and continues, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of the series may declare the entire principal of all the debt securities of that series to be due and payable immediately. If a declaration occurs, the holders of a majority of the aggregate principal amount of the outstanding debt securities of that series can, subject to certain conditions, rescind the declaration. (Section 502).

        The prospectus supplement relating to each series of debt securities which are original issue discount securities will describe the particular provisions that relate to the acceleration of maturity of a portion of the principal amount of that series when an event of default occurs and continues.

        An event of default for a particular series of debt securities does not necessarily constitute an event of default for any other series of debt securities issued under either indenture.

        Each indenture requires us to file an officer's certificate with the trustee each year that states that certain defaults do not exist under the terms of the indenture. The trustee will transmit by mail to the holders of debt securities of a series notice of any default.

        Other than its duties in the case of a default, a trustee is not obligated to exercise any of its rights or powers under an indenture at the request, order or direction of any holders, unless the holders offer the trustee indemnification satisfactory to the trustee. (Section 603). If indemnification satisfactory to the trustee is provided, then, subject to certain other rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series may, with respect to the debt securities of that series, direct the time, method and place of:

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  conducting any proceeding for any remedy available to the trustee; or

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  exercising any trust or power conferred upon the trustee. (Section 512).

        The holder of a debt security of any series will have the right to begin any proceeding with respect to the applicable indenture or for any remedy only if:

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  the holder has previously given the trustee written notice of a continuing event of default with respect to that series;

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  the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made a written request of, and offered reasonable indemnification to, the trustee to begin the proceeding;

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  the trustee has not started the proceeding within 60 days after receiving the request; and

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  the trustee has not received directions inconsistent with the request from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series during those 60 days. (Section 507).

        The holders of not less than a majority in aggregate principal amount of any series of debt securities, by notice to the trustee for that series, may waive, on behalf of the holders of all debt securities of that series, any past default or event of default with respect to that series and its consequences. (Section 513). A default or event of default in the payment of the principal of, or premium or interest on, any debt security and certain other defaults may not, however, be waived. (Sections 508 and 513).

Modification of the Indentures

        We, as well as the trustee for a series of debt securities, may enter into one or more supplemental indentures, without the consent of the holders of any of the debt securities, in order to:

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  evidence the succession of another corporation to us and the assumption of our covenants by a successor;

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  add to our covenants or surrender any of our rights or powers;

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  add additional events of default for any series;

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  add, change or eliminate any provision affecting debt securities that are not yet issued;

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  secure the debt securities;

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  establish the form or terms of debt securities not yet issued;

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  evidence and provide for successor trustees;

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  add, change or eliminate any provision affecting registration as to principal of debt securities;

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  permit the exchange of debt securities;

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  change or eliminate restrictions on payment of principal in respect of debt securities;

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  change or eliminate provisions or add any other provisions that are required or desirable in accordance with any amendments to the Trust Indenture Act, on the condition that this action does not adversely affect the interests of any holder of debt securities of any series issued under the indenture in any material respect; or

  •
  cure any ambiguity or correct any mistake. (Section 901).

        In addition, with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding debt securities of all series affected by the supplemental indenture, we and the trustee may execute supplemental indentures adding any provisions to or changing or eliminating any of the provisions of the applicable indenture or any supplemental indenture or modifying the rights of the holders of debt securities of that series. No such supplemental indenture may, however, without the consent of the holder of each debt security that is affected:

  •
  change the time for payment of principal or interest on any debt security;

  •
  reduce the principal of, or any installment of principal of, or interest on, any debt security;

  •
  reduce the amount of premium, if any, payable upon the redemption of any debt security;

  •
  reduce the amount of principal payable upon acceleration of the maturity of an original issue discount debt security;

  •
  impair the right to institute suit for the enforcement of any payment on or for any debt security;

  •
  reduce the percentage in principal amount of the outstanding debt securities of any series the consent of whose holders is required for modification or amendment of the indenture or for waiver of compliance with certain provisions of the indenture or for waiver of certain defaults;

  •
  modify the provisions relating to waiver of some defaults or any of the foregoing provisions;

  •
  change the currency of payment;

  •
  adversely affect the right to repayment of debt securities of any series at the option of the holders of those debt securities; or

  •
  change the place of payment. (Section 902).

        Any supplemental indenture will be filed with the SEC as an exhibit to:

  •
  a post-effective amendment to the registration statement of which this prospectus is a part;

  •
  an annual report on Form 10-K;

  •
  a quarterly report on Form 10-Q; or

  •
  a current report on Form 8-K.

Defeasance and Covenant Defeasance

        When we use the term defeasance, we mean discharge from some or all of our obligations under an indenture. If we deposit with the trustee sufficient cash or government obligations to pay the principal, interest, any premium and any mandatory sinking fund or analogous payments due to the stated maturity or a redemption date of the debt securities of a particular series, then at our option:

  •
  we will be discharged from our obligations for the debt securities of that series, the holders of the debt securities of the affected series will no longer be entitled to the benefits of the indenture, except for registration of transfer and exchange of debt securities and replacement of lost, stolen or mutilated debt securities, and those holders may look only to the deposited funds or obligations for payment, which is referred to as "defeasance"; or

  •
  we will no longer be under any obligation to comply with certain covenants under the applicable indenture as it relates to that series, and some events of default will no longer apply to us, which is referred to as "covenant defeasance." (Sections 403 and 1501).

        Unless the applicable prospectus supplement specifies otherwise and except as described below, the conditions to both defeasance and covenant defeasance are as follows:

  •
  it must not result in a breach or violation of, or constitute a default or event of default under, the applicable indenture, or result in a breach or violation of, or constitute a default under, any other of our material agreements or instruments;

  •
  certain bankruptcy-related defaults or events of default with respect to us must not have occurred and be occurring during the period commencing on the date of the deposit of the trust funds to defease the debt securities and ending on the 91st day after that date;

  •
  we must deliver to the trustee an officer's certificate and an opinion of counsel addressing compliance with the conditions of the defeasance or covenant defeasance; and

  •
  we must comply with any additional conditions to the defeasance or covenant defeasance that the applicable indenture may impose on us. (Sections 403 and 1501).

        In the event that government obligations deposited with the trustee for the defeasance of such debt securities decrease in value or default subsequent to their being deposited, we will have no further obligation, and the holders of the debt securities will have no additional recourse against us, for any decrease in value or default. If indicated in the prospectus supplement, in addition to obligations of the United States or an agency or instrumentality of the United States, government obligations may include obligations of the government or an agency or instrumentality of the government issuing the currency in which debt securities of such series are payable.

        We may exercise our defeasance option for the debt securities even if we have already exercised our covenant defeasance option. If we exercise our defeasance option, payment of the debt securities may not be accelerated because of default or an event of default. If we exercise our covenant defeasance option, payment of the debt securities may not be accelerated because of default or an event of default with respect to the covenants to which the covenant defeasance is applicable. If, however, acceleration occurs, the realizable value at the acceleration date of the money and government obligations in the defeasance trust could be less than the principal and interest then due on the debt securities, because the required deposit in the defeasance trust is based on scheduled cash flow rather than market value, which will vary depending on interest rates and other factors.

Conversion and Exchange Rights

        The debt securities of any series may be convertible into or exchangeable for other securities of our company or another issuer or property or cash on the terms and subject to the conditions set forth in the applicable prospectus supplement. (Section 301).

Governing Law

        The indentures and the debt securities will be governed by, and construed under, the laws of the State of New York without regard to conflicts of laws principles thereof.

Regarding the Trustee

        We may from time to time maintain lines of credit, and have other customary banking relationships, with the trustee under the senior indenture or the trustee under the subordinated indenture.

        The indentures and provisions of the Trust Indenture Act of 1939, which we refer to in this prospectus as the Trust Indenture Act, that are incorporated by reference therein, contain limitations on the rights of the trustee, should it become one of our creditors, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claim as security or otherwise. The trustee is permitted to engage in other transactions with us or any of our affiliates; provided, however, that if it acquires any conflicting interest (as defined under the Trust Indenture Act), it must eliminate such conflict or resign.

Additional Terms Applicable to Subordinated Debt Securities

        The subordinated debt securities will be unsecured. The subordinated debt securities will be subordinate to the prior payment in full in cash of all senior indebtedness.

        The term "senior indebtedness" is defined as:

  •
  any of our indebtedness, whether outstanding on the issue date of the subordinated debt securities of a series or incurred later;

  •
  accrued and unpaid interest, including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to us to the extent post-filing interest is allowed in such proceeding, in respect of:

  •
  our indebtedness for money borrowed; and

  •
  indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which we are responsible or liable;

  •
  contingent reimbursement obligations with respect to letters of credit issued or supported by our working capital lenders for our account; and

  •
  obligations, liabilities, fees and expenses that we owe to our working capital lenders;

unless the instrument creating or evidencing these obligations provides that these obligations are not senior or prior in right of payment to the subordinated debt securities. Notwithstanding the foregoing, "senior indebtedness" will not include:

  •
  any of our obligations to our subsidiaries;

  •
  any liability for Federal, state, local or other taxes that we owe;

  •
  any accounts payable or other liability to trade creditors arising in the ordinary course of business, including guarantees of these obligations or instruments evidencing such liabilities;

  •
  any of our indebtedness, and any accrued and unpaid interest in respect of our indebtedness, that is subordinate or junior in any respect to any other of our indebtedness or other obligations; or

  •
  the subordinated debt securities. (Section 101 of the subordinated indenture).

        There is no limitation on our ability to issue additional senior indebtedness. The senior debt securities constitute senior indebtedness under the subordinated indenture.

        Under the subordinated indenture, no payment may be made on the subordinated debt securities and no purchase, redemption or retirement of any subordinated debt securities may be made in the event:

  •
  any senior indebtedness is not paid in full in cash when due; or

  •
  the maturity of any senior indebtedness is accelerated as a result of a default, unless the default has been cured or waived and the acceleration has been rescinded or that senior indebtedness has been paid in full in cash.

        We may, however, pay the subordinated debt securities without regard to the above restriction if the representatives of the holders of the applicable senior indebtedness approve the payment in writing to us and the trustee. (Section 1603 of the subordinated indenture).

        The representatives of the holders of senior indebtedness may notify us and the trustee in writing (a "payment blockage notice") of a default which can result in the acceleration of that senior indebtedness' maturity without further notice, except such notice as may be required to effect such acceleration, or the expiration of any grace periods. In this event, we may not pay the subordinated debt securities for 179 days after receipt of that notice. The payment blockage period will end earlier if such payment blockage period is terminated:

  •
  by written notice to the trustee and us from the person or persons who gave such payment blockage notice;

  •
  because the default giving rise to such payment blockage notice is cured, waived or otherwise no longer continuing; or

  •
  because such senior debt has been discharged or repaid in full in cash.

        Notwithstanding the foregoing, if the holders of senior indebtedness or their representatives have not accelerated the maturity of the senior indebtedness at the end of the 179-day period, we may resume payments on the subordinated debt securities. Not more than one payment blockage notice may be given in any consecutive 360-day period, irrespective of the number of defaults with respect to senior indebtedness during that period. No default existing on the beginning date of any payment blockage period initiated by a person or persons may be the basis of a subsequent payment blockage period with respect to the senior indebtedness held by that person unless that default has been cured or waived for a period of not fewer than 90 consecutive days.

        If we pay or distribute our assets to creditors upon a total or partial liquidation, dissolution or reorganization of or similar proceeding relating to us or our property, then:

  •
  the holders of senior indebtedness will be entitled to receive payment in full in cash of the senior indebtedness before the holders of subordinated debt securities are entitled to receive any payment; and

  •
  until the senior indebtedness is paid in full in cash, any payment or distribution to which holders of subordinated debt securities would be entitled but for the subordination provisions of the subordinated indenture will be made to holders of the senior indebtedness, except that holders of subordinated debt securities may receive certain capital stock and subordinated debt. (Section 1602 of the subordinated indenture).

        If a distribution is made to holders of subordinated debt securities that, due to the subordination provisions, should not have been made to them, those holders of subordinated debt securities are required to hold it in trust for the holders of senior indebtedness, and pay it over to them as their interests may appear. (Section 1605 of the subordinated indenture).

        After all senior indebtedness is paid in full and until the subordinated debt securities are paid in full, holders of subordinated debt securities will be subrogated to the rights of holders of senior indebtedness to receive distributions applicable to such senior indebtedness. (Section 1606 of the subordinated indenture).

        As a result of the subordination provisions contained in the subordinated indenture, in the event of insolvency, our creditors who are holders of senior indebtedness may recover more, ratably, than the holders of subordinated debt securities. In addition, our creditors who are not holders of senior indebtedness may recover less, ratably, than holders of senior indebtedness and may recover more, ratably, than the holders of subordinated indebtedness. Furthermore, claims of our subsidiaries' creditors generally will have priority with respect to the assets and earnings of the subsidiaries over the claims of our creditors, including holders of the subordinated debt securities, even though those obligations may not constitute senior indebtedness. The subordinated debt securities, therefore, will be effectively subordinated to creditors, including trade creditors, of our subsidiaries. It is important to keep this in mind if you decide to hold our subordinated debt securities.

        The terms of the subordination provisions described above will not apply to payments from money or the proceeds of government securities held in trust by the trustee for any series of subordinated debt securities for the payment of principal and interest on such subordinated debt securities pursuant to the defeasance procedures described under "Defeasance and Covenant Defeasance".

SELLING STOCKHOLDER

        The following table sets forth information about the selling stockholder's beneficial ownership of our common stock as of January 19, 2005 as provided by the selling stockholder and after the sale of the common stock offered by the selling stockholder under this prospectus and the applicable prospectus supplement, assuming all such shares are sold. The selling stockholder has not committed to sell any shares under this prospectus. The number presented under "Shares Owned After the Offering" assumes that all of the shares offered by the selling stockholder are sold and that the selling stockholder acquires no additional shares of our common stock before the completion of this offering. The selling stockholder may offer all, some or none of the shares of our common stock beneficially owned by him and there are currently no agreements, arrangements or understandings with respect to the sale or distribution of any of our common stock by the selling stockholder. The table lists the applicable percentage ownership based on shares outstanding as of January 19, 2005. We will pay all expenses incurred with respect to the registration and sale of his respective common stock except that the selling stockholder will pay all underwriting discounts and commissions related to any shares sold.

	Shares Owned Before the Offering				Shares Owned After Offering
Name	Number		Percentage of Our Common Stock Beneficially Owned	Shares Offered	Number	Percentage of Our Common Stock Beneficially Owned
E.J. Financial/OCI Management, L.P. 225 East Deerpath Road, Suite 250 Lake Forest, Illinois 60015	6,306,061	(1)	29.8%	2,000,000	4,306,061	20.4%

(1)
E.J. Financial/OCI Management, L.P. is controlled by John N. Kapoor, Ph.D, our Chairman. Pharma Nevada, Inc. is the managing general partner of E.J. Financial/OCI Management, L.P. and John N. Kapoor is the general partner of Pharma Nevada, Inc. In addition, Dr. Kapoor, through the John N. Kapoor Trust dated September 20, 1989, of which he is the sole trustee and current beneficiary, and through the Kapoor Family Partnership, L.P., of which Dr. Kapoor is the sole general partner, Dr. Kapoor beneficially owns an additional 933,307 shares of our common stock.

PLAN OF DISTRIBUTION

General

        We may sell the securities in one or more of the following ways from time to time:

  •
  to or through underwriters or dealers;

  •
  directly to a limited number of purchasers or to a single purchaser;

  •
  through agents; or

  •
  any combination of these.

        The applicable prospectus supplement will set forth the terms of the offering of securities, including the name or names of any underwriters, dealers or agents, the purchase price of the securities and the proceeds to us from the sale, any underwriting discounts or agency fees and other items constituting underwriters' or agents' compensation and any discounts or concessions allowed or reallowed or paid to dealers.

        If underwriters are utilized in the sale, the securities will be acquired by the underwriters for their own account pursuant to an underwriting agreement that we will execute with the underwriters at the time an agreement for such sale is reached. Such securities may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or prices, which may be changed, or at market or varying prices determined at the time of sale. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Generally, the obligations of the underwriters to purchase securities will be subject to conditions precedent and the underwriters will be obligated to purchase all of the securities if any are purchased. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

        If dealers are utilized in the sale of the securities, we will sell the securities to the dealers, as principals. The dealers may then resell the securities to the public at varying prices to be determined by the dealers at the time of resale.

        We may sell securities directly or through agents we designate from time to time. Generally, any agent will be acting on a best efforts basis for the period of its appointment.

        The securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreements, if any, with us and its compensation will be described in the applicable prospectus supplement.

        Underwriters, agents and dealers may be entitled under agreements entered into with us to be indemnified against civil liabilities, including liabilities under the Securities Act of 1933, or to contribution with respect to payments that the underwriters or agents may be required to make in respect thereof. Underwriters, agents and dealers may be customers of, engage in transactions with, or perform services for us and our affiliates in the ordinary course of business.

        Except for our common stock, all securities, when first issued, will have no established trading market. Any underwriters or agents to or through whom securities are sold by us for public offering and sale may make a market in those securities, but the underwriters or agents will not be obligated to do so and may discontinue any market making at any time without notice. We cannot assure you as to the liquidity of the trading market for any of our securities.

Delayed Delivery Arrangement

        If so indicated in the prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase debt securities from us pursuant to contracts providing for payment and delivery on a future date. Institutions with which those types of contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases will be subject to our approval. The obligations of any purchaser under any of those types of contracts will be subject to the condition that the purchase of the securities will not at the time of delivery be prohibited under the laws of any jurisdiction to which the purchaser is subject. The underwriters and agents will not have any responsibility in respect of the validity or performance of those contracts.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. We also filed a registration statement on Form S-3, including exhibits, under the Securities Act of 1933 with respect to the securities offered by this prospectus. This prospectus is a part of the registration statement, but does not contain all of the information included in the registration statement or the exhibits. You may read and copy the registration statement and any other document that we file at the SEC's public reference room at 450 Fifth Street, N.W., Washington D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. You can also find our public filings with the SEC on the internet at a web site maintained by the SEC located at http://www.sec.gov.

        We are "incorporating by reference" specified documents that we file with the SEC, which means:

  •
  incorporated documents are considered part of this prospectus;

  •
  we are disclosing important information to you by referring you to those documents; and

  •
  information we file with the SEC will automatically update and supersede information contained in this prospectus.

        We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus and before the end of the offering of the securities pursuant to this prospectus:

  •
  our Annual Report on Form 10-K for the fiscal year ended December 31, 2003;

  •
  our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2004, June 30, 2004 and September 30, 2004;

  •
  our Current Reports on Form 8-K dated May 19, 2004, October 25, 2004 (excluding the Form 8-K dated October 25, 2004 that is not deemed "filed"), October 28, 2004 and November 12, 2004;

  •
  our Proxy Statement for our annual meeting of stockholders held on May 9, 2004, filed with the SEC on April 8, 2004, except for the compensation committee report, the audit committee report, and the stock performance graph contained therein; and

  •
  the description of our common stock contained in our registration statement on Form 8-A, dated February 20, 1992, and any amendment or report updating that description.

        You may request a copy of any of these filings, at no cost, by request directed to us at the following address or telephone number:

Option Care, Inc. 485 Half Day Road, Suite 300 Buffalo Grove, Illinois 60089 (847) 465-2100 Attention: Corporate Secretary

LEGAL MATTERS

        The validity of the securities offered by this prospectus will be passed upon for us by McDermott Will & Emery LLP.

EXPERTS

        The consolidated financial statements and schedule of Option Care, Inc. appearing in Option Care Inc.'s Annual Report (Form 10-K) for the year ended December 31, 2003, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

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TABLE OF CONTENTS
ABOUT THIS PROSPECTUS
FORWARD-LOOKING STATEMENTS
OPTION CARE, INC.
USE OF PROCEEDS
CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES
DESCRIPTION OF CAPITAL STOCK
DESCRIPTION OF THE DEBT SECURITIES
SELLING STOCKHOLDER
PLAN OF DISTRIBUTION
WHERE YOU CAN FIND MORE INFORMATION
LEGAL MATTERS
EXPERTS